SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    Form 8-K
                                 CURRENT REPORT


                     Pursuant to Section 13 to 15(d) of the
                         Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported) February 2, 1996



                                  MESTEK, INC.
               (Exact name of registrant as specified in Charter)




                         Pennsylvania 1-448 25-0661650
        (state of jurisdiction of (Commission File Number) (IRS Employer incorporation Identification No.)



              260 North Elm Street, Westfield, Massachusetts 01085 (Address of principal executive offices) (zip code)



       Registrant's telephone number, including area code (413) 568-9571



                                 Not Applicable
          (Former name or former address, if changed since last report)

Item 5.  Other Events




On February 2, 1996, Mestek, Inc. through its subsidiary Mestex, Ltd., of Dallas, Texas acquired certain assets of the press feeding and cut-to-length line businesses of Rowe Machinery and Automation Inc. of Dallas, Texas. ("Rowe"). Rowe is a leading manufacturer of press feeding and cut-to-length line equipment serving the appliance, office furniture, automotive, and many other markets. The purchase price paid is approximately $5 million, including the assumption of certain liabilities.

On February 5, 1996, Mestek, Inc. acquired all of the issued and outstanding common stock of Omega Flex, Inc. of Exton, Pennsylvania. Omega Flex is a manufacturer of flexible metal hose and related hose fabrications. The purchase price paid for the acquired stock is approximately $9 million.



                                   Signatures

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                  Mestek, Inc.





Dated: February 13, 1996    By:STEPHEN M. SHEA
                               Stephen M. Shea
                               Vice President - Finance, Chief Financial Officer











                                        2